UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

EUDA Health Holdings Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40678	n/a
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 Pemimpin Drive #12-07

One Pemimpin Singapore 576151

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +65 6268 6821

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	EUDA	NASDAQ Stock Market LLC
Redeemable Warrants	EUDAW	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing.

As previously disclosed on the Current Reports on Form 8-K of EUDA Health Holdings Limited (the “Company”) filed on May 26, 2023, in connection with a settlement agreement, dated May 16, 2023, between the Company and Dr. Kelvin Chen, CEO of the Company (the “Chen Settlement Agreement”), the Company issued 850,306 restricted ordinary shares at $1.00 per share to Dr. Chen in full satisfaction of his claim for repayment of loans to the Company in the aggregate amount of $850,306. The closing bid price on the day preceding the signing of the Chen Settlement Agreement was $1.47. As a result, the shares issued pursuant to the Chen Settlement Agreement were issued at a discount and as such, required shareholder approval under Nasdaq Listing Rule 5635(c). Absent shareholder approval, the Company was not in compliance with Nasdaq Listing Rule 5635(c). To remedy the situation and as previously disclosed on a Form 8-K filed on June 9, 2023, the Company and Dr. Chen executed a Supplemental Agreement dated June 8, 2023 (the “Supplemental Agreement”) pursuant to which Dr. Chen has agreed to forfeit 271,867 of the 850,306 shares issued pursuant to the Chen Settlement Agreement, resulting in an issuance price of $1.47 per share. On June 13, 2023, the Company received a letter from Listing Qualifications Staff (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) citing the Company’s initial non-compliance of Nasdaq Listing Rule 5635(c) but that it has regained compliance with Nasdaq Listing Rule 5635(c) because of the share forfeiture pursuant to the Supplemental Agreement.

Item 8.01 Other Events.

As previously disclosed on the Company’s Current Reports on Form 8-K filed on April 10, 2023 and May 19, 2023, the Company received a delinquency notification letter from the Nasdaq Staff on April 5, 2023 (the “Initial Notice”) due to the Company’s non-compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) as a result of the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “Initial Delinquent Filing”), and another delinquency letter from the Nasdaq Staff on May 18, 2023 due to the Company’s non-compliance with the Rule as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 (together with the Initial Delinquent Filing, the “Delinquent Filings.”) The Company was provided up to June 5, 2023 to or 60 days from the Initial Notice, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rules. The Company submitted such plan on June 5, 2023. On June 13, 2023, the Company received a determination letter from Nasdaq advising it that the Nasdaq Staff has accepted the Company’s plan to regain compliance with the Rules provided that the Company must file its Delinquent Filings as required by the Rule on or before August 4, 2023. If the Company fails to file the Delinquency Reports by August 4, 2023, the Company may receive a notice that its securities will be delisted. In that case, the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel. If our appeal fails, the Company’s securities may be delisted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2023

EUDA Health Holdings Limited

	By:	/s/ Wei Wen Kelvin Chen
	Name:	Wei Wen Kelvin Chen
	Title:	Chief Executive Officer